As filed with the Securities and Exchange Commission on November 17, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

Delaware	31-1797999
(States or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

501 South 5th Street

Richmond, Virginia 23219-0501

804-444-1000

(Address, including zip code, of registrant’s principal executive offices)

MeadWestvaco Corporation Savings and Employee Stock Ownership Plan

for Bargained Hourly Employees

(Full title of the plan)

Wendell L. Willkie, II	With copy to:
Senior Vice President, General Counsel and Secretary	D. Michael Lefever, Esq.
MeadWestvaco Corporation	Covington & Burling LLP
501 South 5th Street	1201 Pennsylvania Avenue, N.W.
Richmond, Virginia 23219-0501	Washington, D.C. 20004-2401
804-444-1000	(202) 662-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share (1)	1,200,000 (2)	$25.94 (3)	$31,128,000 (3)	$2,220

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of plan participation interests to be offered or sold pursuant to the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Bargained Hourly Employees.
(2)	Pursuant to Rule 416(a) under the Securities Act, the number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based on the average of the high and low sales prices per share of the Common Stock on the New York Stock Exchange on November 15, 2010.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by either MeadWestvaco Corporation (the “Registrant”) or the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Bargained Hourly Employees (the “Plan”) are hereby incorporated by reference into this Registration Statement):

•	The Annual Report on Form 10-K of the Registrant for the year ended December 31, 2009, filed with the Commission on February 23, 2010;

•	The Annual Report on Form 11-K for the Plan for the fiscal year ended December 31, 2009, filed with the Commission on June 14, 2010;

•	The Quarterly Report on Form 10-Q of the Registrant for the quarter ended March 31, 2010, filed with the Commission on May 4, 2010;

•	The Quarterly Report on Form 10-Q of the Registrant for the quarter ended June 30, 2010, filed with the Commission on August 3, 2010;

•	The Quarterly Report on Form 10-Q of the Registrant for the quarter ended September 30, 2010, filed with the Commission on November 3, 2010;

•	The Current Reports on Form 8-K of the Registrant filed with the Commission on April 29, 2010 and September 3, 2010; and

•

The description of the shares of Common Stock contained in the Registrant’s Registration Statement on Form 8-A, dated January 25, 2002, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report subsequently filed for the purpose of updating that description.

All documents filed by the Registrant or the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The consolidated financial statements of the Registrant and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of the Registrant for the year ended December 31, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of the Plan for the year ended December 31, 2009, incorporated in this Registration Statement by reference to the Annual Report on Form 11-K of the Plan for the fiscal year ended December 31, 2009, have been so incorporated in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision may not eliminate or limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the DGCL for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit. Article VIII of the Registrant’s Amended and Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or the limitation thereof is not permitted under the DGCL.

Under Section 2.13 of the Registrant’s Bylaws, the Registrant is obligated to indemnify and hold harmless any person who was or is a party or is threatened to be made a party to or otherwise is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that the person is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained by the Registrant, to the fullest extent authorized by the DGCL against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) that are reasonably incurred by such person in connection with such proceeding .

In general, the DGCL permits a corporation to indemnify a director or officer who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding (other than an action by or in the right of the corporation) for expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonable incurred, if the person (i) acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In a proceeding by or in the right of the corporation, no indemnification is permitted if the director or officer is adjudged liable to the corporation, unless and only to the extent the Delaware Court of Chancery or the court in which the proceeding was brought determines that in view of all of the circumstances of the case such person is fairly and reasonably entitled to indemnification for expenses.

If the proceeding for which indemnification is sought is initiated by the director or officer seeking indemnification, such person is entitled to indemnification only if the proceeding was authorized by the Board of Directors. The right to indemnification under the Registrant’s Bylaws includes the right to be paid the expenses incurred in defending any proceeding in advance of its final disposition; provided that if required by the DGCL, the payment of expenses incurred by a director or officer in that capacity (and not in any other capacity in which service was or is rendered by such person while a director or officer, including service to an employee benefit plan) will be contingent on the delivery to the Registrant of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it ultimately is determined that such person is not entitled to indemnification.

The Registrant also maintains, at its expense, insurance to protect itself and its directors and officers against expenses, liabilities and losses.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on May 1, 2008 (File No. 001-31215), and incorporated herein by reference)

3.2	Bylaws of the Registrant (filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on February 23, 2010 (File No. 001-31215), and incorporated herein by reference)

Exhibit Number	Description

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP)

24.1	Powers of Attorney (included on signature page)

No original issue shares of Common Stock will be made available by the Registrant for acquisition by Plan participants, and accordingly, in accordance with Item 8(a) of Form S-8, no opinion as to the legality of the shares is included in this filing.

The Registrant has received from the Internal Revenue Service (the “IRS”) a determination letter that the Plan is qualified under section 401 of the Internal Revenue Code. The Registrant hereby undertakes to submit any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.	Undertakings.

(1) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant: Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richmond, State of Virginia, on this 17th day of November 2010.

MEADWESTVACO CORPORATION

By:	/S/ JOHN A. LUKE, JR.
John A. Luke, Jr.
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints John A. Luke, Jr., Wendell L. Willkie, II, and John J. Carrara, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, state securities law administrators and other governmental as necessary or advisable, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOHN A. LUKE, JR.	Chairman of the Board of Directors and Chief Executive	November 17, 2010
John A. Luke, Jr.	Officer (Principal Executive Officer)

/S/ E. MARK RAJKOWSKI	Senior Vice President and Chief Financial Officer	November 17, 2010
E. Mark Rajkowski	(Principal Financial Officer)

Signature	Title	Date

/S/ JOHN E. BANU	Controller and Vice President	November 17, 2010
John E. Banu	(Principal Accounting Officer)

/S/ MICHAEL E. CAMPBELL	Director	November 17, 2010
Michael E. Campbell

/S/ THOMAS W. COLE, JR.	Director	November 17, 2010
Thomas W. Cole, Jr.

/S/ JAMES G. KAISER	Director	November 17, 2010
James G. Kaiser

/S/ RICHARD B. KELSON	Director	November 17, 2010
Richard B. Kelson

/S/ JAMES M. KILTS	Director	November 17, 2010
James M. Kilts

/S/ SUSAN J. KROPF	Director	November 17, 2010
Susan J. Kropf

/S/ DOUGLAS S. LUKE	Director	November 17, 2010
Douglas S. Luke

/S/ ROBERT C. MCCORMACK	Director	November 17, 2010
Robert C. McCormack

/S/ TIMOTHY H. POWERS	Director	November 17, 2010
Timothy H. Powers

/S/ EDWARD M. STRAW	Director	November 17, 2010
Edward M. Straw

/S/ JANE L. WARNER	Director	November 17, 2010
Jane L. Warner

The Plan: Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan Administrator of the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Bargained Hourly Employees has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richmond, State of Virginia, on this 17th day of November 2010.

MEADWESTVACO CORPORATION SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN FOR BARGAINED HOURLY EMPLOYEES

By:	/S/ ERIC J. LANCELLOTTI
Eric J. Lancellotti
Plan Administrator

Index to Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on May 1, 2008 (File No. 001-31215), and incorporated herein by reference)

3.2	Bylaws of the Registrant (filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on February 23, 2010 (File No. 001-31215), and incorporated herein by reference)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP)

24.1	Powers of Attorney (included on signature page)